EXHIBIT 10.4


                            RESTRICTED SALE AGREEMENT



Medical Industries of America, Inc.
1903 South Congress Avenue
Suite 400
Boynton Beach, Florida 33426

Ladies and Gentlemen:

      The undersigned holders of shares of common stock, no par value per share, of CyberCare, Inc., a Georgia corporation ("CCI") are entitled to receive in connection with that certain Stock Exchange Agreement (the "Stock Exchange Agreement") between CCI and Medical Industries of America, Inc., a Florida corporation ("MIOA") dated June ___, 1999 shares of MIOA common stock, par value $.0025 per share ("MIOA Common Stock"). The undersigned understand that sales of large blocks of MIOA Common Stock could negatively impact the trading price of the MIOA Common Stock.

      Accordingly, the undersigned in consideration of One Dollar ($1.00) and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged and as a condition precedent to the closing of the Stock Exchange Agreement hereby agree that for a period of one year after the date of the effective date of the Registration Statement (the "Effective Date") for the offer and sale of the MIOA Common Stock to be received in connection with the Stock Exchange (the "Restricted Sale Period"), the undersigned will not, within any 90 day period, offer to sell, contract to sell, hypothecate, negotiate, pledge, assign, encumber, loan, pledge, grant any rights with respect to or otherwise dispose of, directly or indirectly (collectively, a "Disposition"), a number of shares of MIOA Common Stock or securities convertible into or exchangeable or exercisable for any shares of MIOA Common Stock now owned or hereafter acquired by the undersigned which exceeds 5 percent of the total average weekly trading volume (which shall be calculated without the inclusion of any Dispositions) of MIOA's common stock during the four (4) calendar weeks preceding the date of any such Disposition, other than a Disposition (i) to other holders of MIOA Common Stock who are bound by the terms of a Restricted Sale Agreement containing the terms and restrictions described herein, (ii) to any donees who receive such shares of MIOA Common Stock as a bona fide gift and who are bound by the terms of a Restricted Sale Agreement containing the terms and restrictions described herein, (iii) to any affiliate of the undersigned who is bound by the terms of a Restricted Sale Agreement containing the terms and restrictions described herein, (iv) with the prior written consent of MIOA or
(v) pursuant to proportionate co-sale rights with other officers and directors of MIOA to the extent sales by such officers and directors exceed the limitations imposed upon the undersigned as provided above (for which MIOA shall be obligated to provide the undersigned with written notice). The term "Disposition" shall not include the undersigned's exercise of (i) a stock option issued or granted by MIOA and outstanding on the date hereof or issued after the date hereof under any MIOA stock option or incentive plan or (ii)
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Medical Industries of America, Inc.
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other securities issued or granted by MIOA and outstanding on the date hereof and convertible or exchangeable for shares of MIOA Common Stock.

      The undersigned acknowledge and agree that the foregoing restriction also expressly precludes the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of shares of MIOA Common Stock during the Restricted Sale Period, even if such shares of MIOA Common Stock would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale, show of any shares or grant of any right (including, without limitation, any put or call option) with respect to any shares of MIOA Common Stock or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the MIOA Common Stock.

      The undersigned agree to submit each certificate for the shares of MIOA Common Stock now or hereafter owned by him to MIOA for imprinting of the following legends thereon:

                  "The sale, transfer, hypothecation, negotiation, pledge,
            assignment, encumbrance or other disposition of this share certificate and the shareholdings represented hereby are subject to all of the terms, conditions and provisions of a Restricted Sale Agreement dated as of ______________, 1999, by and among the holder of this certificate and Medical Industries of America, Inc., a copy of which may be obtained from the Secretary of Medical Industries of America, Inc."

      In furtherance of the foregoing, MIOA and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of MIOA Common Stock if such transfer would constitute a violation or breach of this Restricted Sale Agreement.

      This Restricted Sale Agreement shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned.

      This Agreement shall be governed by and construed in accordance with the laws of the State of Florida to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted. Each party hereto agrees to submit to the personal jurisdiction and venue of the state and/or federal courts located in Palm Beach County, Florida, for resolution of all disputes arising out of or in connection with or by reason of the interpretation, construction and enforcement of this Agreement, and hereby waives the claim or defense therein that such court constitutes in an inconvenient form. As material inducement for this Agreement each party specifically waives the right to trial by jury for any issues so trialable.
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Medical Industries of America, Inc.
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                                          Very truly yours,


Date:____________________, 1999           ______________________________________
                                          Signature
                                          Name:  John E. Haines
                                          Title: President and Chief Executive
                                                 Officer


Date:____________________, 1999           ______________________________________
                                          Signature
                                          Name:  Stephen R. Ratzel
                                          Title: Chief Operating Officer


Date:____________________, 1999           ______________________________________
                                          Signature
                                          Name:  J. David Richey
                                          Title: Vice President